Exhibit 3.10

                   LAWS OF THE TURKS AND CAICOS ISLANDS, B.W.I

                         The Companies Ordinance, 1981.



                            MEMORANDUM OF ASSOCIATION



                                       OF



                     CONCERT CONSULTANTS INTERNATIONAL INC.




Capital  $5,000            Dollars U.S.

Shares:   5,000            Common Shares



Registered Office:
                                    TEMPLE TRUST COMPANY LTD.
                                    Temple Building
                                    Tropicana Plaza
                                    Leeward Highway
                                    Providenciales
                                    Turks & Caicos Islands
                                    British West Indies


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                            MEMORANDUM OF ASSOCIATION

                                       OF

                     CONCERT CONSULTANTS INTERNATIONAL INC.


                             The Companies Ordinance
                      Laws of the Turks and Caicos Islands
                            Company Limited by Shares


1.   The name of the Company is CONCERT CONSULTANTS INTERNATIONAL INC.

2. The Registered Office of the Company will be situated at Temple Building, Tropicana Plaza, Leeward Highway, Providenciales, Turks and Caicos Islands, B.W.I.

3. The objects for which the Company is established are:

3.1(a) To operate as an investment and trading company in any form of investment, whether to be stocks, bonds, mutual funds, or any other investments whatsoever.

3.1(b) To conduct and carry on the business of a holding company, and to transact all business which Holding Companies are authorized and empowered to transact in and by the provisions of the laws of the Turks and Caicos Islands.

3.1(c) To act as agent for others in the investment of funds or the promotion of companies and undertakings, and to conduct the general business of holding, investment, promoting and brokerage corporations and real estate agencies.

3.1(d) To carry on the business of a finance and investment company and to invest in shares, stocks, bonds, debentures and other securities and other evidence of indebtedness and obligations issued or guaranteed by any corporation, company, chartered bank, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and to lend money without security or upon the security of real or personal property and to change, alter or realize upon any investments and to re-invest any monies which may at any time be available for that purpose;

3.1(e) To manage, act as holding, fiscal or financial agent or otherwise as agent for or on behalf of any company, individual, partnership, joint venture, agency or organization.


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3.1(f)            To act as broker for any of those entities set forth in 1(e).

3.1(g) To lend and advance money or give credit to such persons, companies or entities on such terms as may seem expedient, and in particular to customers and others having dealings with the Company and to guarantee the performance of any contract, liabilities or obligation and the payment of money of or by such persons, companies or entities and generally to give guarantees and indemnities.

3.1(h) To receive money on loan and borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of bonds, debentures, or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, encumbrance or lien upon all or any of the property or assets of the Company (both present and future) including its uncalled capital, and also by a similar mortgage, charge, encumbrance or lien to secure and guarantee the performance by the Company or any other person or company of any obligation undertaken by the Company or any other person or company as the case may be.

3.1(i) To apply for, promote, and obtain under any law of any country, territory, state, province, city, municipality, colony, or protectorate any charter, privilege, concession, licence or authorization capable of being granted, issued or otherwise obtained from any government, whether national, state, provincial, city, colonial, territorial, regional, or that of a protectorate, or municipality enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

3.1(j) To carry on the business of either a wholesale or retail establishment which shall include but not be limited to the import, export, sale and or lease of foodstuffs, package goods, beer, wine, spirits, beverages, automobiles, scooters, motorcycles, boats, construction equipment, construction and building materials and supplies, furniture and fixtures, mechanical, electrical, boat, motorcycle or automobile parts, office equipment and supplies, artwork, jewelry, clothing and leisure products.

3.2 To purchase, take on lease or exchange, or otherwise acquire lands, buildings and hereditaments of any tenure or description anywhere outside of the Turks & Caicos Islands and any estate or interest in any rights connected with any such lands, buildings and hereditaments.

3.3 To purchase for investment or resale and to deal in land and other property of any tenure and any interest therein and to make advances upon the security of land or other property, or any interest therein and to deal in the traffic by way of sale, mortgage, lease, exchange or other property whether real or personal and generally to carry on the business of a developer, Landlord, Farmer, Real Estate Broker, Agent or Dealers in all of its branches.

3.4 To develop and turn to account land acquired by the Company or in which the Company is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and into contracts and arrangements of all kinds with builders, tenants and others.

3.5 To construct, maintain, improve, develop, work, control and manage any waterworks, gasworks, reservoirs, coals, tramways, electric power, heat and light supply works, telephone works, hotel, clubs, restaurants, pleasure grounds, parks, gardens, reading rooms, stores, shops, dairies and other works and conveniences which the Company may think directly or indirectly conductive to these objects and to contribute or otherwise assist or take part in the construction, maintenance, development, working, control and management thereof.

3.6 To carry on all or any of the following businesses namely, builders and contractors, decorators, merchants and dealers in stone, sand, lime, bricks, timber, hardware and all other building requisites, brick and tiles and terracotta makers, jobmasters, carriers, licensed victuallers and house agents.

3.7 To lend money with or without security and generally to lend to such persons and upon such terms and conditions as the Company may think fit and in particular to persons undertaking to build on or improve any property in which the Company is interested and to tenants, builders and contractors.

3.8 To undertake and exercise any trusts the undertaking of which may seem to the Company desirable.

3.9 To act as agents or attorneys for the transaction of any business, the management of estates, the sale of property, the investment and collection of moneys, rents, interests, dividends, mortgages, bonds, bills, notes and other securities.

3.10 To remunerate any person or persons or corporation for services rendered, or to be rendered, in placing or assisting to place, or guaranteeing the placing of any share of the Company's capital, or any debentures or other securities of the Company, or in or about the formation or promotion of the Company or its business.

3.11 To use funds or stock of the Company to purchase or acquire the capital stock, bonds or other securities of any other Company, corporation or individual carrying on or engaging or engaged in any business which the Company is empowered to carry on or engage in; and to acquire, hold, pledge, hypothecate or otherwise dispose of such shares, bonds or other securities.


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3.12 To manufacture,  purchase, or otherwise acquire, hold, own, mortgage, sell, assign and transfer, invest, trade, deal in, and deal with goods, wares and merchandise and property of every class and description.

3.13 To issue paid up shares, debentures, debenture stock, debenture bonds, or other securities of the Company in payment or part payment of any property, shares, stocks, debentures, debenture stock, bonds, obligations or other securities, rights and easements which may be acquired by the Company for any services rendered to or work done for the Company and in or towards the payment or satisfaction of debts and liabilities owing to the Company.

3.14 To carry on business, whether of a general trading or commercial character or otherwise, which may seem to the Company capable of being conveniently carried on in connection the Company's property or rights.

3.15 To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on business which this company is authorized to carry on, or possessed of property suitable for the purpose of this Company and to amalgamate with any other company having objects altogether or in part similar to those of this Company.

3.16 To enter into partnership or into any arrangements for sharing profits, union of interest, cooperation, joint venture, reciprocal concessions, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in any business or transaction which the Company is authorized to carry on or engaged in, or any business or transaction capable of being conducted directly or indirectly to benefit this Company.

3.17 To take, or otherwise acquire and hold shares and securities in any other Company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company and to hold, release, with or without guarantee, sell or otherwise deal with the same.

3.18 To enter into any arrangements with government or authorities, municipal, local or otherwise, that may seem conductive to the Company's objects or any of them and to obtain from any such government or authority any right, privileges and concessions which the Company may think it desirable to obtain and carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

3.19 To promote any company or companies for the purpose of acquiring and undertaking all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

3.20 To invest, reinvest and deal with moneys and funds of the Company, not immediately required upon such securities and in such manner as may from time to time be determined.

3.21 To borrow or raise or secure payment of money in such other manner as the Company shall think fit, and in particular by the issue of debenture or debenture stock (perpetual or otherwise), bonds, mortgages, preference shares or other securities, charged upon any of the Company's property (both present and future) including its uncalled capital, and to redeem or pay off any such securities.

3.22 To raise and to assist in raising money for, and to aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any company whatsoever and to give security for any such promise, endorsement, guarantee or other form of aid and to secure the payment and performance of any and all bonds, contracts or other obligations of any company in any manner whatsoever and without limiting the generality of the foregoing, by way of mortgage or other charge upon all or part of the Company's assets and undertaking.

3.23 To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.24 To sell, issue or otherwise dispose of the assets, property and undertakings of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, bonds, mortgages or all other securities of any other company.

3.25 To adopt such means of making known the business of the Company, as may seem expedient.

3.26 To procure the Company to be registered and recognized in any part of the world.

3.27 To sell, improve, manage, develop. manage lease, mortgage, dispose, turn to account, or otherwise to deal with all or part of the property and rights of the Company.

3.28 To do all or any of the above acts and things and to have and exercise all or any of the above powers in the same manner and with the same force and effect as if the Company were individuals or as principals, agents, contractors, trustees or otherwise and whether alone or in conjunction with others.

3.29  To  distribute  in  specie  by  way  of  dividends  or  otherwise,   among
shareholders, customers or employees of the Company any share or securities belonging to the Company or property or assets of the Company.

3.30 To conduct its business in foreign countries and to have an office, or more than one office, and to keep the books of the Company outside of the Turks & Caicos Islands except as otherwise provided by law.

3.31 To do all such other things as are incidental or conductive to the attainment of the above objects or any of them.

3.32 To carry out those activities and business set forth in the First Schedule to the Companies Ordinance 1981 not included herein in addition to those objects set forth herein.

3.33 For greater certainty it is declared, the objects of the company shall be unrestricted and the company shall have all the powers and discretions of a natural person of full capacity.

And it is hereby declared that:

4. The liability of the members of the Company is limited to the amount unpaid on any shares issued to them.

5. The authorized capital of the Company is five thousand dollars ($5,000.00) divided into five thousand (5,000) shares with a nominal or par value of one dollar (US$1.00) each, with power to divide the shares in the capital for the time being, whether original or increased into several classes and to attach hereto respectively any preferential, deferred, qualified or special rights, privileges or conditions whether as to voting or otherwise.

6. The Articles of Association of the Company shall be those set forth in the document entitled "Articles of Association" and attached hereto, subject to repeal, amendment, alteration or addition as provided therein or in the Companies Ordinance of the Turks and Caicos Islands.

7.(a) the word "Company" in this clause except where used in reference to this Company shall be deemed to include any partnership or other body or persons whether domiciled in the Turks and Caicos Islands or elsewhere and

7.(b) the objects specified in each of the paragraphs of this clause shall be regarded as independent objects and accordingly shall in no way be limited or restricted (except where otherwise expressed in such paragraph) by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and constructed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company.

8. The Board of Directors of the Company until otherwise determined as provided in the Articles of Association, shall consist of members and the first Directors of the Company, with their names, occupations and places of residence, shall be the following:


         TEMPLE DIRECTORS LTD.
         McLEAN BUILDING, PROVIDENCIALES,
         (TURKS & CAICOS COMPANY)



         Per:______________________________________________
                  Authorized Signatory

         The first Directors shall hold office until the first annual meeting of the company, or until such earlier time as may be determined by the shareholders thereof at an extraordinary or special general meeting, and the subsequent Directors shall be elected at either an extraordinary or special meeting of the shareholders or the annual meeting of the shareholders by a majority vote of the shares represented at such meeting, but such Directors shall hold office until their successors are appointed. The management and working of the Company shall be under the control of the Board of Directors from time to time subject to the provisions of the Companies Ordinance of the Turks and Caicos Islands.

                  We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares of the Capital set opposite our respective names.

--------------------------------------------------------------------------------

Names and Addresses and Description                  Number of Shares
     of the subscribers                                 Taken by Each Subscriber

--------------------------------------------------------------------------------


WINDSOR NOMINEES LTD.
TROPICANA PLAZA
LEEWARD HIGHWAY
PROVIDENCIALES
BRITISH WEST INDIES
(A Turks & Caicos Corporation)                                (2) TWO SHARES



Per:_______________________________________________
         Authorized Signatory

DATED at Providenciales, Turks & Caicos Islands, B.W.I.

this 4th day of February, 1999.




Witness:_______________________________________
           VERONICA BEEN
Occupation: CORPORATE PARALEGAL
of: PROVIDENCIALES, TURKS & CAICOS ISLANDS

                             ARTICLES OF ASSOCIATION

                                       OF

                     CONCERT CONSULTANTS INTERNATIONAL INC.

                                    Table "B"

                                  (Section 21)

            REGULATIONS FOR MANAGEMENT OF A COMPANY LIMITED BY SHARES

                        The Company hereby adopts Table "B" of the Companies Ordinance, 1981.

--------------------------------------------------------------------------------

NAME, ADDRESSES AND DESCRIPTION OF SUBSCRIBERS

--------------------------------------------------------------------------------

WINDSOR NOMINEES LTD.
                                                      TROPICANA PLAZA
                                                      LEEWARD HIGHWAY
                                                      PROVIDENCIALES
                                                      TURKS & CAICOS ISLANDS
                                                      B.W.I.

                                                      A TURKS AND CAICOS COMPANY





Per:______________________________________________
                  Authorized Signatory

DATED at Providenciales, Turks & Caicos Islands, British West Indies.

            this 4th day of February, 1999.



Witness:______________________________________
          VERONICA BEEN
Occupation: CORPORATE PARALEGAL
of: PROVIDENCIALES, TURKS & CAICOS ISLANDS

                            AFFIDAVIT OF DECLARATION


IN THE MATTER OF THE
                                I, ANDREW L. MEADE Authorized
COMPANIES ORDINANCE, 1981,
                                Signatory of subscribing company Windsor
TURKS & CAICOS ISLANDS
                                Nominees Ltd., Providenciales, Turks & Caicos

                                Islands, British West Indies, DECLARE on behalf

                                of the said subscribers:

TO WIT:

1. THAT I have personal knowledge of the business intentions of a company known as CONCERT CONSULTANTS INTERNATIONAL INC. be registered with the Companies Branch of the Turks & personal knowledge of the business intentions of a company known as Caicos Islands as an exempt company.

2. THAT to the best of my knowledge and belief the operations of the said CONCERT CONSULTANTS INTERNATIONAL INC. be conducted mainly outside the Turks & Caicos Islands.of my knowledge and belief the operations of the said company

3. THAT I, ANDREW L. MEADE elect pursuant to Section 180 of the Companies Ordinance, 1981, on behalf of said company to be classified as an Exempted Company within the meaning of Section 180 of the said Ordinance.

4. THAT I, ANDREW L. MEADE make this Declaration believing it to be true within the scope of my knowledge of the affairs of the Company.




                                      ----------------------------------------

DATED this 4th day of February A.D., 1999.



Witness:_________________________________________
          VERONICA BEEN
Occupation: CORPORATE PARALEGAL
of: PROVIDENCIALES, TURKS & CAICOS ISLANDS                            Ref:9-105